UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2009
GeoEye, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33015 (Commission File Number)	20-2759725 (IRS Employer Identification No.)

21700 Atlantic Boulevard Dulles Virginia (Address of principal executive offices)	20166 (Zip Code)
(Registrant’s telephone number, including area code)
(703) 480-7500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐   Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     GeoEye, Inc. (the “Company” or “we”) and its Audit Committee concluded on March 17, 2009 that the Company should restate its consolidated financial statements for 2006 and 2007 and the interim quarterly periods for 2007.
     The Company is currently in the process of finalizing its 2008 consolidated financial statements.
     The preparation of the restated financial statements will require an extension to our normal regulatory reporting deadline of March 16, 2009. As soon as practicable after the filing of this report on Form 8-K, the Company will file an Annual Report on Form 10-K for the year ended December 31, 2008, which restates the financial statements for each of the two years ended December 31, 2007 and 2006, and quarterly information for 2007. The Form 10-K will contain full disclosures on the matters discussed below.
     In light of the restatement, readers should no longer rely on the Company’s previously filed financial statements and other financial information for 2006 and 2007 and for each of the interim quarterly periods for 2007.
     The adjustments as outlined below are preliminary and subject to revision.
     The determination to restate the consolidated financial statements was made as a result of management’s assessment of accounting errors it recently discovered during the preparation of its 2008 consolidated financial statements. The Company’s assessment of certain identified accounting errors resulted in the following adjustments to previously reported periods:
1.	As disclosed in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2008, the Company determined that revenue had been overstated by $2.0 million for 2007. Additionally, the Company subsequently determined that certain other revenues had been understated by $1.3 million for 2007. The impact of these adjustments is to decrease revenue by $0.7 million for the year ended December 31, 2007, from $183.7 million to $183.0 million, to decrease accounts receivable by $2.0 million and to decrease deferred revenues by $1.3 million as of December 31, 2007.

2.	Certain amounts included in satellite and related rights amounts were improperly capitalized and should be included in direct costs. Also, certain other costs related to in-process projects were not properly recognized as direct costs in the correct period. We have therefore increased direct costs by $1.2 million and $1.4 million for the years ended December 31, 2006 and 2007, respectively. We have offset these amounts as a reduction to the capitalized costs for satellite and related rights for $1.2 million and $0.8 million as of December 31, 2006 and 2007, respectively. Additionally, we have reduced prepaid expenses by $0.2 million and increased accounts payable and accrued expenses by $0.4 million as of December 31, 2007.

3.	We identified a $1.0 million overstatement of certain accrued liabilities as of December 31, 2007 and have reduced selling, general and administrative expenses for 2007 to reduce these accrued liabilities.

4.	As disclosed in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2008, capitalized interest had been calculated without properly considering amounts payable to subcontractors. The reduction in capitalized satellite and related rights, as discussed in item 2 above, also resulted in an adjustment to the previously calculated capitalized interest. Consequently, interest expense has been increased by $2.9 million and $3.8 million for years ended December 31, 2006 and 2007, respectively. These adjustments also reduced the capitalized satellite and related rights costs for each corresponding period.

5.	Goodwill related to the M.J. Harden acquisition has been increased and deferred tax asset reduced by $1.7 million as of March 31, 2007 to properly account for the book and tax basis difference related to acquired fixed assets and identifiable intangible assets.
     In addition to these adjustments, we also reduced beginning retained earnings on January 1, 2006 by $2.2 million to reflect the impact of capitalized interest and reductions in the capitalized satellite and related rights, net of tax impact, for the year ended December 31, 2005, as explained in items 2 and 4 above.
     As a result of the preceding adjustments, the tax provision and the current tax payable were reduced by $1.6 million and $1.9 million for the years ended 2006 and 2007, respectively. The adjustments discussed above do not have any impact on reported cash and cash equivalents for the years ended December 31, 2006 and 2007.
     The Audit Committee has discussed the matters mentioned herein with BDO Seidman, LLP, our previous independent registered public accounting firm for the years ended December 31, 2007 and 2006, and with KPMG LLP, our current independent registered public accounting firm.

     The following tables provide a summary of the preliminary restatement adjustments disclosed in Item 4.02(a) above:
Summary of Adjustments to
Operating Income, Net Income, and Earnings per Share
(In thousands except per share amounts)
(Unaudited)

	Year ended December 31,
	2007	2006

Earnings from operations — as previously reported	$80,306	$43,228

Increase (decrease) due to:
Revenue	(741)	0
Direct costs of revenue	(1,369)	(1,202)
Selling, general and administrative	988	0

Earnings from operations — as restated	$79,184	$42,026

Net earnings — as previously reported	$30,746	$3,729
Adjustments to earnings from operations, net	(1,122)	(1,202)
Interest expense, net — (increase) decrease	(3,835)	(2,914)
Income tax expense — (increase) decrease	1,918	1,593

Net income (loss) — as restated	$27,707	$1,206

	Year ended December 31,
	2007	2006
Diluted net income per common share
— as previously reported	$1.55	$0.20

Effect of adjustments to income	(0.15)	(0.13)

Diluted net income per common share — as restated	$1.40	$0.07

Cumulative Summary of Adjustments to Assets and Liabilities
(In thousands)
(Unaudited)

	Year ended December 31,
	2007	2006

Assets — as previously reported	$864,999	$760,267

Increase (decrease) in:
Accounts receivable, net	$(1,974)	$—
Satellites and related ground systems, net	(12,307)	(7,666)
Other current assets	(156)	—
Goodwill	1,652	—
Deferred tax asset	(1,652)	—

Total impact on Assets	$(14,437)	$(7,666)

Total Assets, as restated	$850,562	$752,601

Liabilities — as previously reported	$667,083	$604,508

Increase (decrease) in:
Accounts payable and accrued expenses	$(581)	$—
Current portion of deferred revenue	(1,233)	—
Income tax payable	(4,884)	(2,966)

Total impact on Liabilities	$(6,698)	$(2,966)

Total Liabilities, as restated	$660,385	$601,542

Equity — as previously reported	$197,916	$155,759

Increase (decrease) in:
Retained earnings (accumulated deficit)	$(7,739)	$(4,700)

Total impact on Equity	$(7,739)	$(4,700)

Total Equity, as restated	$190,177	$151,059

Total impact on Liabilities and Equity	$(14,437)	$(7,666)

Total Liabilities and Equity, as restated	$850,562	$752,601

     The adjustments as outlined above are preliminary and subject to revision based on finalization of the 2008 financial statements.
     The information in this Item 2.02 and Item 4.02 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoEye, Inc.
By:	/s/ STEVEN R. BALTHAZOR
Steven R. Balthazor
Principal Financial Officer

March 17, 2009